Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

International Stem Cell Corporation
Oceanside, California

We hereby consent to the incorporation by reference in this Registration Statement of our report dated March 30, 2009 relating to the consolidated financial statements of International Stem Cell Corporation appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2008. Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern.

/s/ Vasquez & Company LLP
Los Angeles, California
May 21, 2009